Exhibit 4.1

PROTOKINETIX, INCORPORATED
2015 STOCK OPTION AND STOCK BONUS PLAN

1.            Purposes of and Benefits Under the Plan.  This 2015 Stock Option and Stock Bonus Plan (the "Plan") is intended to encourage stock ownership by employees, consultants, officers and directors of ProtoKinetix, Incorporated and its controlled, affiliated and subsidiary entities (collectively, the "Corporation"), so that they may acquire or increase their proprietary interest in the Corporation, and is intended to facilitate the Corporation's efforts to:  (i) induce qualified persons to become employees, officers and directors (whether or not they are employees) and consultants to the Corporation; (ii) compensate employees, officers, directors and consultants for services to the Corporation; and (iii) encourage such persons to remain in the employ of or associated with the Corporation and to put forth maximum efforts for the success of the Corporation.  It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Code, and the regulations issued thereunder, and options granted by the Committee pursuant to Section 7 of this Plan shall constitute "non-qualified stock options" ("Non-qualified Stock Options").  "Options" means options granted pursuant to the provisions of this Plan, whether Incentive Stock Options or Non-qualified Stock Options.

2.            Definitions.  As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)            "Award" shall mean any Bonus or Option issued pursuant to the Plan.

(b)            "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.  In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(c)            "Board" shall mean the Board of Directors of the Corporation.

(d)            "Bonus" means any Common Stock bonus issued pursuant to the Plan.

(e)            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)            "Committee" shall mean any Committee appointed by the Board to administer the Plan, if one has been appointed.  If no Committee has been appointed, the term "Committee" shall mean the Board.

(g)            "Common Stock" shall mean the Corporation's $.0000053 par value common stock.

(h)            "Disability" shall mean a Recipient's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.  If the Recipient has a disability insurance policy, the term "Disability" shall be as defined therein.

(i)            "Fair Market Value" per share as of a particular date shall mean the last sale price of the Corporation's Common Stock as reported on a national securities exchange, or if not listed on a national securities exchange, then the closing price of the Corporation's Common Stock as so reported on the over-the-counter markets on the day of determination, or, if such quotations are unavailable, the value determined by the Committee in accordance with its discretion in making a bona fide, good faith determination of fair market value.  Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, never will lapse.  In the case of Awards granted at a time when the Corporation does not have a registration statement in effect relating to the shares issuable hereunder, the value at which the Bonus shares are issued may be determined by the Committee at a reasonable discount from Fair Market Value to reflect the restricted nature of the shares to be issued and the inability of the Recipient to sell those shares promptly.

(j)            "Recipient" means any person granted an Option or awarded a Bonus pursuant to the Plan.

3.            Administration.

(a)            The Plan shall be administered by the Committee.  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically conferred under the Plan or necessary or advisable in the administration of the Plan, including the authority:  to grant Awards; to determine the vesting schedule and other restrictions, if any, relating to Awards; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the number of shares to be covered by each Awards; to determine Fair Market Value per share; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical) entered into in connection with Awards granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.  The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

(b)            Awards granted under the Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a written consent in accordance with Section 78.315 of the Nevada Revised Statutes.

(c)            The Committee shall endeavor to administer the Plan and grant Awards hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the U.S. Securities Exchange Act of 1934 (the "1934 Act"), although compliance with Section 16 is the obligation of the Recipient, not the Corporation.  Neither the Committee, the Board nor the Corporation can assume any legal responsibility for a Recipient's compliance with his obligations under Section 16 of the 1934 Act.

(d)            The Company intends that Awards under the Plan shall avoid application of Section 409A of the Code and thereby avoid any adverse tax results thereunder.  The Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with this intent.  In this regard, if any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A of the Code, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A of the Code shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(e)            The Committee shall administer the Plan in such a manner as to cause the Plan to comply with the requirements of Section 162(m) of the Code.

(f)            No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Awards granted hereunder.

(g)            No Recipient will have rights under an Award granted to such Recipient unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Recipient, or until such Award Agreement is delivered and, if required by the Committee, accepted through any electronic medium in accordance with procedures established by the Committee.

4.            Eligibility.

(a)            Subject to certain limitations hereinafter set forth, Awards may be granted to employees (including officers), consultants to, and directors (whether or not they are employees) of the Corporation or its present or future divisions, affiliates and subsidiaries.  In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation, and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan.

(b)            A Recipient shall be eligible to receive more than one grant of an Award during the term of the Plan, on the terms and subject to the restrictions herein set forth.

5.            Stock Reserved.

(a)            The stock subject to Awards hereunder shall be shares of Common Stock.  Such shares, in whole or in part, may be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation.  The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under the Plan shall not exceed the lower of (i) 20,000,000 shares or (ii) 10% of the total shares outstanding, subject to adjustment as provided in Section 8(i) hereof.

(b)            If any Option outstanding under the Plan for any reason expires or is terminated without having been exercised in full, or if any Bonus granted is forfeited because of vesting or other restrictions imposed at the time of grant, the shares of Common Stock allocable to the unexercised portion of such Option or the forfeited portion of the Bonus shall become available for subsequent grants of Awards under the Plan.

6.            Incentive Stock Options.

(a)            Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof.  Only employees of the Corporation shall be entitled to receive Incentive Stock Options.

(b)            The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this and any other plan of the Corporation or any parent or subsidiary of the Corporation are exercisable for the first time by a Recipient during any calendar year may not exceed the amount set forth in Section 422(d) of the Code.

(c)            Incentive Stock Options granted under this Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Code and the Treasury Regulations promulgated thereunder and, notwithstanding any other provision of this Plan, the Plan and all Incentive Stock Options granted under it shall be so construed, and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited, they shall be void.

7.            Non-qualified Stock Options.  Options granted pursuant to this Section 7 are intended to constitute Non-qualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

8.            Terms and Conditions of Options.  Each Option granted pursuant to the Plan shall be evidenced by a written Option agreement between the Corporation and the Recipient, which agreement shall be substantially in the form of Exhibit A hereto as modified from time to time by the Committee in its discretion, and which shall comply with and be subject to the following terms and conditions:

(a)            Number of Shares.  Each Option agreement shall state the number of shares of Common Stock covered by the Option.

(b)            Type of Option.  Each Option agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Non-qualified Stock Option.

(c)            Option Price.  Subject to adjustment as provided in Section 8(i) hereof, each Option agreement shall state the Option Price, which shall be determined by the Committee subject only to the following restrictions:

(1)            Each Option agreement shall state the Option Price, which (except as otherwise set forth in Section 8(c)(2) hereof) shall not be less than 100% of the Fair Market Value per share on the date of grant of the Option.

(2)            Any Incentive Stock Option granted under the Plan to a person owning more than ten percent of the total combined voting power of the Common Stock shall be at a price of no less than 110% of the Fair Market Value per share on the date of grant of the Incentive Stock Option.

(3)            The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such option is granted, unless a future date is specified in the resolution.

(d)            Term of Option.  Each Option agreement shall state the period during and times at which the Option shall be exercisable, in accordance with the following limitations:

(1)            The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless a future date is specified in the resolution, although any such grant shall not be effective until the Recipient has executed an Option agreement with respect to such Option.

(2)            The exercise period of any Option shall not exceed ten years from the date of grant of the Option.

(3)            Incentive Stock Options granted to a person owning more than ten percent of the total combined voting power of the Common Stock of the Corporation shall be for no more than five years.

(4)            The Committee shall have the authority to accelerate or extend the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate, provided, however, that the Committee shall not extend the exercise period of any outstanding Option held by an insider (as that term is defined or commonly used in applicable securities laws) without first obtaining the approval of disinterested stockholders of such extension.  Notwithstanding anything in this Plan, no exercise period may be so extended to increase the term of the Option beyond ten years from the date of the grant nor shall the Committee authorize any acceleration or extension of any outstanding Option that would cause the application of Section 409A of the Code.

(5)            The exercise period shall be subject to earlier termination as provided in Sections 8(f) and 8(g) hereof, and, furthermore, shall be terminated upon surrender of the Option by the holder thereof if such surrender has been authorized in advance by the Committee.

(6)    The exercise period of an Option granted to an insider (as that term is defined or common used in applicable securities laws) shall be automatically extended if the termination date falls in a blackout period prescribed by a Company policy regarding stock trading by directors, executive officers, and/or other members of management.  Such an extension shall not be subject to stockholder approval as set forth in Section 8(d)(4) hereof.

(e)            Method of Exercise and Medium and Time of Payment.

(1)            An Option may be exercised as to any or all whole shares of Common Stock as to which it then is exercisable, provided, however, that no Option may be exercised as to less than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

(2)            Each exercise of an Option granted hereunder, whether in whole or in part, shall be effected by written notice to the Secretary of the Corporation designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements required by, or deemed by the Corporation's counsel to be advisable pursuant to, any applicable securities laws.

(3)            The Committee shall have the sole and absolute discretion to determine whether or not the Option Price may be paid in property other than cash or in shares of Common Stock having a Fair Market Value equal to such Option Price, and, if so, to determine the form of payment of the Option Price (including but not limited to cash, Common Stock, other securities, other Options or other property, or any combination thereof) and the value of the property received.

(4)            The Recipient shall make provision for the withholding of taxes as required by Section 10 hereof.

(f)            Termination.

(1)    Unless otherwise provided in the Option Agreement or other Award Agreement by and between the Corporation and the Recipient, if the Recipient ceases to be an employee, officer, director or consultant of the Corporation (other than by reason of death, Disability or retirement), the Recipient may at any time within a period of three months after such termination exercise the Option to the extent the Option was exercisable by the Recipient on the date of the termination of the Recipient's service.

(2)            Nothing in the Plan or in any Option or Bonus granted hereunder shall confer upon an individual or consultant any right to continue in the employ of or other relationship with the Corporation or interfere in any way with the right of the Corporation to terminate such employment or other relationship between the individual or consultant and the Corporation.

(g)    Death, Disability or Retirement of Recipient.  Unless otherwise provided in the Option Agreement or other Award Agreement by and between the Corporation and the Recipient, if a Recipient shall die while an employee, officer, director or consultant of the Corporation or if the Recipient's relationship with the Corporation shall terminate by reason of Disability or retirement, the Recipient (or by the Recipient's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient) may at any time within a period of one year after the date of death, Disability or retirement of the Recipient exercise the Option to the extent the Option was exercisable by the Recipient on the date of the termination of the Recipient's service; provided, however, that in the case of Incentive Stock Options such one-year period shall be limited to three months in the case of retirement.

(h)            Transferability Restriction.

(1)            Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder.  Options may be exercised during the lifetime of the Recipient only by the Recipient and thereafter only by his legal representative.

(2)            Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and/or the levy of any execution, attachment or similar process upon an Option, shall be null and void and without force or effect and shall result in a termination of the Option.

(3)            (A)  As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such transfer will not be in violation of the U.S. Securities Act of 1933, as amended (the "1933 Act") or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws.  (B) Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Corporation any federal, state or local tax owed by the Recipient as a result of exercising the Option or disposing of any Common Stock when the Corporation has a legal liability to satisfy such tax.  (C)  The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the 1933 Act, the 1934 Act, or under any other state, federal or provincial law, rule or regulation.  (D)  The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification.  (E) Furthermore, the Corporation will not be liable to any Recipient for failure to deliver or transfer shares of Common Stock if such failure is based upon the provisions of this Section 8(i)(3).

(i)            Effect of Certain Changes.

(1)            If there is any change in the number of shares of outstanding Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits or combinations or exchanges of such shares, the number of shares of Common Stock available for Options and the number of such shares covered by outstanding Options, and the exercise price per share of the outstanding Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(2)            In the event of the proposed dissolution or liquidation of the Corporation, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then current Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, corporate separation or division, or merger or consolidation; or, in the alternative the Committee may provide that each Option granted under the Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the Option as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Option would not otherwise be exercisable.

(3)            Section 8(i)(2) shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value.  Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (excluding a change in par value, or from no par value to par value, or any change as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

(4)            In the event of a change in the Common Stock of the Corporation as presently constituted into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be the Common Stock of the Corporation within the meaning of the Plan.

(5)            To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

(6)            Except as expressly provided in Section 8(i) of the Plan, the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures, or to merge or consolidate, or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

(j)            No Rights as Stockholder—Non-Distributive Intent.

(1)            Neither a Recipient of an Option nor such Recipient's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Option until after the Option is exercised and the shares are issued.

(2)            No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(i) hereof.

(3)            Upon exercise of an Option at a time when there is no registration statement in effect under the 1933 Act relating to the shares issuable upon exercise, shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof and provides the Corporation with sufficient information to establish an exemption from the registration requirements of the 1933 Act.  A form of subscription agreement containing representations and warranties deemed sufficient as of the date of adoption of this Plan is attached hereto as Exhibit B.

(4)            No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the U.S. Securities and Exchange Commission or any other regulatory agencies having jurisdiction over the Corporation.

(k)            Other Provisions.  Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise, and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

9.            Grant of Stock Bonuses.  In addition to, or in lieu of, the grant of an Option, the Committee may grant Bonuses.

(a)            At the time of grant of a Bonus, the Committee may impose a vesting period of up to ten years, and such other restrictions which it deems appropriate.  Unless otherwise directed by the Committee at the time of grant of a Bonus, the Recipient shall be considered a stockholder of the Corporation as to the Bonus shares which have vested in the Recipient at any time regardless of any forfeiture provisions which have not yet arisen.

(b)            The grant of a Bonus and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the 1933 Act, the 1934 Act, other applicable securities laws, rules and regulations, and the requirements of any stock exchanges upon which the Common Stock then may be listed.  Any certificates prepared to evidence Common Stock issued pursuant to a Bonus grant shall bear legends as the Corporation's counsel may deem necessary or advisable.  Included among the foregoing requirements, but without limitation, any Recipient of a Bonus at a time when a registration statement relating thereto is not effective under the 1933 Act shall execute a Subscription Agreement substantially in the form of Exhibit B.

10.            Agreement by Recipient Regarding Withholding Taxes.  Each Recipient agrees that the Corporation, to the extent permitted or required by law, shall deduct a sufficient number of shares due to the Recipient upon exercise of the Option or the grant of a Bonus to allow the Corporation to pay federal, provincial, state and local taxes of any kind required by law to be withheld upon the exercise of such Option or payment of such Bonus from any payment of any kind otherwise due to the Recipient.  The Corporation shall not be obligated to advise any Recipient of the existence of any tax or the amount which the Corporation will be so required to withhold.

11.            Term of Plan.  Awards may be granted under this Plan from time to time within a period of ten years from the date the Plan is adopted by the Board.

12.            Amendment and Termination of the Plan.

(a)            (1)            Subject to the policies, rules and regulations of any lawful authority having jurisdiction (including any exchange with which the shares of the Corporation are listed for trading), the Board may at any time, without further action by the stockholders, amend the Plan or any Option granted hereunder in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to ensure that Options granted hereunder will comply with any provisions respecting stock options in the income tax and other laws in force in any country or jurisdiction of which any Option holders may from time to time be a resident or citizen, or it may at any time without action by stockholders terminate the Plan.

(2)            Provided, however, that any amendment that would:  (A) materially increase the number of securities issuable under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or (B) grant eligibility to a class of persons who are subject to Section 16(a) of the 1934 Act and are not included within the terms of the Plan prior to the amendment; or (C) materially increase the benefits accruing to persons who are subject to Section 16(a) of the 1934 Act under the Plan; or (D) require stockholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Corporation's securities then may be listed, the Code or any other applicable law, shall be subject to the approval of the stockholders of the Corporation as provided in Section 13 hereof.

(3)            Provided further that any such increase or modification that may result from adjustments authorized by Section 8(i) hereof or which are required for compliance with the 1934 Act, the Code, the Employee Retirement Income Security Act of 1974, their rules or other laws or judicial order, shall not require such approval of the stockholders.

(c)    Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted under the Plan are intended to be eligible for certain regulatory exceptions to the limitations of, or to comply with, the requirements of Section 409A of the Code.  The Committee, in the exercise of its sole discretion and without the consent of the Recipient, may amend or modify the terms of an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to reasonably comply with the requirements of Section 409A of the Code, provided that the Company shall not be required to assume any increased economic burden.  No action taken by the Committee with respect to the requirements of Section 409A of the Code shall be deemed to adversely affect a Recipient's rights with respect to an Award or to require the consent of such Recipient.  The Committee reserves the right to make additional changes to the Plan and Awards from time to time to the extent it deems necessary with respect to Section 409A of the Code.

(d)    Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted, unless the written consent of the Recipient is obtained.

(e)    The exhibits attached hereto (being the Stock Option Agreement and the Subscription Agreement) are intended to be forms for use in connection with the Plan.  The Committee may amend the forms as the Committee believes necessary or appropriate to comply with the Plan and the legal requirements associated with the grant or exercise of Awards.

13.            Approval of Stockholders.  The Plan shall take effect upon its adoption by the Board but shall be subject to approval at a duly called and held meeting of stockholders in conformance with the vote required by the Corporation's governing documents, resolution of the Board, any other applicable law and the rules and regulations thereunder, or the rules and regulations of any national securities exchange upon which the Corporation's Common Stock is listed and traded, each to the extent applicable.

14.            Termination of Right of Action.  Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation or any of its subsidiaries, or by any stockholder of the Corporation or any of its subsidiaries against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Corporation or any of its subsidiaries, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such stockholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

15.            Tax Litigation.  The Corporation shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Board believes to be important to holders of Awards issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

16.            Adoption.

(a)            This Plan was approved by resolution of the Board on June 30, 2015.

(b)            If this Plan is not approved by the stockholders of the Corporation within 12 months of the date the Plan was approved by the Board as required by Section 422(b)(1) of the Code, this Plan and any Options granted hereunder to Recipients shall be and remain effective, but the reference to Incentive Stock Options herein shall be deleted and all Options granted hereunder shall be Non-qualified Stock Options pursuant to Section 7 hereof.

17.            Governing Law, Consent to Personal Jurisdiction.  This Plan will be governed by the internal laws of the State of Nevada without regard to rules regarding conflicts of laws.  All disputes arising out of or relating to the Plan and all actions to enforce the Plan shall be adjudicated in the state or federal courts located in Denver, Colorado.  The parties hereto irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding relating to any such dispute.  So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process or as permitted by law, shall be necessary in order to confer jurisdiction upon the undersigned in any such court.

[End of Plan]

Exhibit A

FORM OF STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT made as of this ___ day of ____________, ______, by and between ProtoKinetix, Incorporated, a Nevada corporation (the "Corporation"), and ________________ __________________________ (the "Recipient").

In accordance with the Corporation's 2015 Stock Option and Stock Bonus Plan (the "Plan"), the provisions of which are incorporated herein by reference, the Corporation desires, in connection with the services of the Recipient, to provide the Recipient with an opportunity to acquire shares of the Corporation's $.0000053 par value common stock ("Common Stock") on favorable terms and thereby increase the Recipient's proprietary interest in the Corporation and incentive to put forth maximum efforts for the success of the business of the Corporation.  Capitalized terms used but not defined herein are used as defined in the Plan.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Recipient agree as follows:

1.            Confirmation of Grant of Option.  Pursuant to a determination of the Committee or, in the absence of a Committee, by the Board of Directors of the Corporation made on ___________, _____ (the "Date of Grant"), the Corporation, subject to the terms of the Plan and of this Agreement, confirms that the Recipient has been irrevocably granted on the Date of Grant, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, a Stock Option (the "Option") exercisable to purchase an aggregate of ______ shares of Common Stock on the terms and conditions herein set forth, subject to adjustment as provided in Section 8 hereof.

2.            Option Price.  The Option Price of shares of Common Stock covered by the Option will be $_____ per share (the "Option Price") subject to adjustment as provided in Section 8 hereof.

3.            Vesting and Exercise of Option.  (a)  Except as otherwise provided herein or in Section 8 of the Plan, the Option [shall vest and become exercisable as follows:  (insert vesting schedule).]  (b)  The Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).  (c)  The Option may be exercised by written notice to the Secretary of the Corporation accompanied by payment in full of the Option Price as provided in Section 8 of the Plan.

4.            Term of Option.  The term of the Option will be through __________, ____, subject to earlier termination or cancellation as provided in this Agreement.  The holder of the Option will not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued (as evidenced by the appropriate transfer agent of the Corporation) upon purchase of such shares through exercise of the Option.

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5.            Transferability Restriction.  The Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise) except in strict compliance with Section 8 of the Plan.  Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the provisions of this Section 5 will not prejudice any rights or remedies which the Corporation may have under this Agreement or otherwise.

6.            Exercise Upon Termination.  The Recipient's rights to exercise this Option upon termination of employment or cessation of service as an officer, director or consultant shall be as set forth in Section 8(f) of the Plan.

7.            Death, Disability or Retirement of Recipient.  The exercisability of this Option upon the death, Disability or retirement of the Recipient shall be as set forth in Section 8(g) of the Plan.

8.            Adjustments.  The Option shall be subject to adjustment upon the occurrence of certain events as set forth in Section 8(i) of the Plan.

9.            No Registration Obligation.  The Recipient understands that the Option is not registered under the 1933 Act and, unless by separate written agreement, the Corporation has no obligation to so register the Option or any of the shares of Common Stock subject to and issuable upon the exercise of the Option, although it may from time to time register under the 1933 Act the shares issuable upon exercise of Options granted pursuant to the Plan.  The Recipient represents that the Option is being acquired for the Recipient's own account and that unless registered by the Corporation, the shares of Common Stock issued on exercise of the Option will be acquired by the Recipient for investment.  The Recipient understands that the Option is, and the underlying securities may be, issued to the Recipient in reliance upon exemptions from the 1933 Act, and acknowledges and agrees that all certificates for the shares issued upon exercise of the Option may bear the following legend unless such shares are registered under the 1933 Act prior to their issuance:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT.  THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

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UNLESS PERMITTED UNDER SECTION 11 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKETS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM A JURISDICTION OF CANADA UNLESS:
(I) THE SECURITY HOLDER TRADES THE SECURITY THROUGH AN INVESTMENT DEALER REGISTERED IN A JURISDICTION OF CANADA FROM AN ACCOUNT AT THAT DEALER IN THE NAME OF THAT SECURITY HOLDER, AND

(II) THE DEALER EXECUTES THE TRADE THROUGH ANY OF THE OVER-THE-COUNTER MARKETS IN THE UNITED STATES OF AMERICA.

[Non-US persons only]
[THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE 1933 ACT".]

The Recipient further understands and agrees that the Option may be exercised only if at the time of such exercise the underlying shares are registered and/or the Recipient and the Corporation are able to establish the existence of an exemption from registra-tion under the 1933 Act and applicable state or other laws.

10.            Notices.  Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address.  Notices to the Corporation shall be addressed to the Corporation, attention:  Clarence E. Smith, President & CEO, at such address as may constitute the Corporation's principal place of business at the time, with a copy to: Victoria B. Bantz, Esq., Burns Figa & Will PC, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado  80111.  Notices to the Recipient or other person or persons then entitled to exercise the Option shall be addressed to the Recipient or such other person or persons at the Recipient's address below specified.  Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given pursuant to this Section 10.

11.            Approval of Counsel.  The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, applicable state and other securities laws, the rules and regulations thereunder, and the requirements of any national securities exchange(s) upon which the Common Stock then may be listed.

12.            Benefits of Agreement.  This Agreement will inure to the benefit of and be binding upon each successor and assignee of the Corporation.  All obligations imposed upon the Recipient and all rights granted to the Corporation under this Agreement will be binding upon the Recipient's heirs, legal representatives and successors.

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13.            Effect of Governmental and Other Regulations.  The exercise of the Option and the Corporation's obligation to sell and deliver shares upon the exercise of the Option are subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Corporation, be required.

14.            Plan Governs.  In the event that any provision in this Agreement conflicts with a provision in the Plan, the provision of the Plan shall govern.

15.            Governing Law, Consent to Personal Jurisdiction.  This Agreement will be governed by the internal laws of the State of Nevada without regard to rules regarding conflicts of laws.  All disputes arising out of or relating to this Agreement and all actions to enforce the Agreement shall be adjudicated in the state or federal courts located in Denver, Colorado.  The parties hereto irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding relating to any such dispute.  So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process or as permitted by law, shall be necessary in order to confer jurisdiction upon the undersigned in any such court.

Executed in the name and on behalf of the Corporation by one of its duly authorized officers and by the Recipient all as of the date first above written.

PROTOKINETIX, INCORPORATED
Date ______________, _______	By: ________________________________ Clarence E. Smith, President & CEO

The undersigned Recipient has read and understands the terms of this Option Agreement and the attached Plan and hereby agrees to comply therewith.
Date ______________, _______	___________________________________
Signature of Recipient

Tax ID Number: _________________________________________
Address: ____________________________
___________________________________

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U.S. ACCREDITED INVESTOR CERTIFICATE

Subscriber Name:

**Please initial on the appropriate line**
_____
An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Employee Retirement Income Security Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are otherwise accredited investors.
_____
A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares.

A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity.

_____	A private business development company as defined in Section 202(a)(22) of the Invest-ment Advisors Act of 1940.	_____	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
_____
An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or a partnership (in each case not formed for the specific purpose of acquiring the Shares) with total assets in excess of $5,000,000.
_____
An insurance company as defined in Section 2(13) of the Act.

An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

_____
A natural person whose net worth, individually or jointly with spouse, exceeds $1,000,000 at this time (excluding the value of that person's primary residence and excluding any debt up to (and not exceeding) the value of the residence, but adding back any debt incurred within 60 days of this subscription unless incurred in connection with the purchase of the primary residence).
_____
A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

_____
A natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same level of income in the current calendar year.
_____
Any entity in which all the equity owners are accredited investors (i.e., by virtue of their meeting any of the other tests for an "accredited investor").

Any director or executive officer of the Company.

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CANADIAN ACCREDITED INVESTOR CERTIFICATE

**Please initial on the appropriate line**

"accredited investor" means:
_____	(a)	a Canadian financial institution, or a Schedule III bank;
_____	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
_____	(c)
a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_____	(d)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

_____	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
_____	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
_____	(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

_____	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
_____	(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;
_____	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;
_____	(k)
an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

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_____	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
_____	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
_____	(n)
an investment fund that distributes or has distributed its securities only to

(i)          a person that is or was an accredited investor at the time of the distribution,

(ii)     a person that acquires or acquired securities in the circumstances referred to in section 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii)      a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

_____	(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

_____	(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_____	(q)
a person acting on behalf of a fully managed account managed by that person, if that person:

(i)            is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)            in Ontario, is purchasing a security that is not a security of an investment fund;

_____	(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_____	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
_____	(t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

_____	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
_____	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

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Definitions:

"Canadian financial institution" means
(a)            an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or
(b)            a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

"financial assets" means
(a)            cash,
(b)            securities, or
(c)            a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

"investment fund" has the same meaning as National Instrument 81-106 Investment Fund Continuous Disclosure;

"person" includes
(a)            an individual,
(b)            a corporation,
(c)            a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and
(d)            an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

"related liabilities" means
(a)            liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
(b)            liabilities that are secured by financial assets;

"Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

"spouse" means, an individual who,
(a)            is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, or
(b)            is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or
(c)            in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

"subsidiary" means in issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

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Exhibit B

SUBSCRIPTION AGREEMENT

THE SECURITIES BEING ACQUIRED BY THE UNDERSIGNED HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY OTHER LAWS AND ARE OFFERED UNDER EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF SUCH LAWS.  THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN THIS STOCK SUBSCRIPTION AGREEMENT AND APPLICABLE SECURITIES LAWS.

THE SECURITIES ISSUED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON RESALE UNDER MULTILATERAL INSTRUMENT 51-105 ("MI 51-105"), AND WILL BEAR A RESTRICTIVE LEGEND. THERE ARE ADDITIONAL LEGENDING REQUIREMENTS APPLICABLE ON RESALE OF SUCH SECURITIES.

This Subscription Agreement is entered for the purpose of the undersigned acquiring _____________ shares of the $.0000053 par value common stock (the "Securities") of ProtoKinetix, Incorporated, a Nevada corporation (the "Corporation") from the Corporation as a Bonus or pursuant to exercise of an Option granted pursuant to the Corporation's 2015 Stock Option and Stock Bonus Plan (the "Plan").  All capitalized terms not otherwise defined herein shall be as defined in the Plan.

It is understood that no grant of any Bonus or exercise of any Option at a time when no registration statement relating thereto is effective under the U.S. Securities Act of 1933, as amended (the "1933 Act") can be completed until the undersigned executes this Subscription Agreement and delivers it to the Corporation, and that such grant or exercise is effective only in accordance with the terms of the Plan and this Subscription Agreement.

In connection with the undersigned's acquisition of the Securities, the undersigned represents and warrants to the Corporation as follows:

1.            The undersigned has been provided with, and has reviewed the Plan, and such other information as the undersigned may have requested of the Corporation regarding its business, operations, management, and financial condition (all of which is referred to herein as the "Available Information").

2.            The Corporation has given the undersigned the opportunity to ask questions of and to receive answers from persons acting on the Corporation's behalf concerning the terms and conditions of this transaction and the opportunity to obtain any additional information regarding the Corporation, its business and financial condition or to verify the accuracy of the Available Information which the Corporation possesses or can acquire without unreasonable effort or expense.

3.            The Securities are being acquired by the undersigned for the undersigned's own account and not on behalf of any other person or entity.

4.            The undersigned understands that the Securities being acquired hereby have not been registered under the 1933 Act or any state or foreign securities laws, and are, and unless registered will continue to be, restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the 1933 Act and other statutes, and the undersigned consents to the placement of appropriate restrictive legends on any certificates evidencing the Securities and any certificates issued in replacement or exchange therefor and acknowledges that the Corporation will cause its stock transfer records to note such restrictions.

1

5.            By the undersigned's execution below, it is acknowledged and understood that the Corporation is relying upon the accuracy and completeness hereof in complying with certain obligations under applicable securities laws.

6.            This Agreement binds and inures to the benefit of the representatives, successors and permitted assigns of the respective parties hereto.

7.            The undersigned acknowledges that the grant of any Bonus or Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to prior approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the 1933 Act and other applicable securities laws, the rules and regulations thereunder, and the requirements of any national securities exchange(s) upon which the Common Stock then may be listed.

8.            The undersigned acknowledges and agrees that the Corporation has withheld ___________ shares for the payment of taxes as a result of the grant of the Bonus or the exercise of an Option.

9.            The undersigned acknowledges and understands that the shares of Common Stock to be issued hereunder are being issued under an exemption from the prospectus requirements in British Columbia and will be subject to a restrictive legend and certain restrictions on resale in accordance with the requirements of Multilateral Instrument 51-105 Issuers Quoted in the U.S. Over-the-Counter Markets, as further described in the Plan.

10.            The undersigned acknowledges and represents that there has been no change in the undersigned's status as an accredited investor under U.S. or Canadian laws as first represented on the accredited investor certificates as of the date of execution of the Option Agreement.

11.            The Plan is incorporated herein by reference.  In the event that any provision in this Agreement conflicts with ANY provision in the Plan, the provisions of the Plan shall govern.

Date ______________, _______	___________________________________
Signature of Recipient

Tax ID Number: _________________________________________
Address: ____________________________
___________________________________

2

NOTICE OF EXERCISE OF OPTION

The undersigned hereby irrevocably elects to exercise the right, represented by the Option Agreement dated as of July 1, 2015 to purchase _________________ shares of the Common Stock of PROTOKINETIX, INCORPORATED at an exercise price of $_________ per share, and tenders herewith payment in accordance with said Option Agreement.

CASH: $                                        =  (Exercise Price x Number of Options Exercised)

Payment is being made by:
_            enclosed check
_            wire transfer
_            other

I understand that I may only exercise this Option if there is a registration statement relating to the exercise of this Option that is effective under federal, applicable state law and applicable non-U.S. law, or alternatively, if there is an exemption from registration available under federal, applicable state law, and applicable non-U.S. law (which exemption must be established to the satisfaction of ProtoKinetix, Incorporated).

I understand that ProtoKinetix, Incorporated may require that I provide it information regarding my financial status, state of residence, and other information necessary to determine whether the exercise is subject to an effective registration statement or to determine whether an applicable exemption is available.  To the extent required by the Company to establish an exemption from registration, I will provide the Company information as to my status as an accredited investor and execute a subscription agreement in the form requested by the Company provided that form is reasonably consistent with industry custom and practice.  Alternatively, I understand that I may deliver a legal opinion regarding the availability of an exemption from such registration, which legal opinion must be acceptable to ProtoKinetix, Incorporated in its reasonable discretion.

I understand that ProtoKinetix, Incorporated will issue the shares subject to this exercise in electronic form only and I will not receive a physical stock certificate.

Signed:________________________

Date:__________________